UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 17, 2026, the Board of Directors (the “Board”) of AXT, Inc. (the “Company”) increased the number of directors on the Board from four (4) to five (5). Immediately thereafter, the Board elected Tracy Liu to the Board as a Class II Director and independent director, effective immediately. Ms. Tracy Liu’s term will expire at the Company’s annual meeting of stockholders in 2028. Ms. Liu will also serve on the audit, compensation and nominating and corporate governance committees of the Board.

Tracy D. Liu. Ms. Liu has more than 30 years of business advisory experience, tax strategy and accounting. She has served as Chief Executive Officer of HM CPA Services P.C., since 2024 and was the Managing Partner of H&M International Tax, LLP from 2020 to 2024. Ms. Liu also has served as an independent director and chair of the audit committee of ACM Research, Inc. (NASDAQ: ACMR) since 2016. Ms. Liu received a Bachelor of Science degree from Nankai University and a Master of Accounting and Tax degree from Golden Gate University, and she is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Ms. Liu will receive cash and equity compensation under the Company’s existing non-employee director compensation policy as described in the Company’s 2026 Proxy Statement filed with the Securities and Exchange Commission on March 31, 2026, including (i) an initial award of 2,500 shares of restricted stock and (ii) a prorated annual equity grant of 726 shares of restricted stock, with both awards to vest on May 14, 2027, subject to Ms. Liu’s continuous service through the vesting date. In addition, Ms. Liu will enter into the Company’s standard indemnification agreement in connection with her appointment to the Board. There are no arrangements or understandings between Ms. Liu and any other person pursuant to which Ms. Liu was elected as a director. There are no family relationships between Ms. Liu and any other director or executive officer of the Company. Except as disclosed in this Current Report, Ms. Liu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 22, 2026, the Company issued a press release announcing the election of Ms. Liu to the Company’s Board.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

	By:	/s/ Gary L. Fischer
Date: June 22, 2026		Gary L. Fischer
Chief Financial Officer and Corporate Secretary